UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WATTS WATER TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

Watts Water Technologies, Inc., a Delaware corporation, (the “Company”), is filing these definitive additional materials contained in this Schedule 14A (the “Supplement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 3, 2022 in connection with its solicitation of proxies to be used at the Annual Meeting (the “Proxy Statement”).

The Company is filing the Supplement to provide additional information with respect to Proposal 3: Approval of the Watts Water Technologies, Inc. Third Amended and Restated 2004 Stock Incentive Plan. The additional information describes additional material changes to the 2004 Stock Incentive Plan. The full second paragraph on page 57 of the Proxy Statement is hereby amended and restated in its entirety as follows:

In addition to extending the Expiration Date, the amendments to the 2004 Stock Incentive Plan reflected in the Third Amended and Restated 2004 Stock Incentive Plan would effect the following material changes:

•	remove certain provisions of the 2004 Stock Incentive Plan that were otherwise required for future awards to qualify as performance-based compensation under an exception to Section 162(m) of the Code prior to its repeal;
•	remove the 2,000,000 shares maximum limit that may be awarded under the plan in the form of unrestricted stock, restricted stock and deferred stock Awards (as defined below);
•	remove the requirement that restricted stock and deferred stock Awards with time-based vesting have a minimum vesting period of three years;
•	provide that payments of dividend equivalent rights associated with another Award will not be made until the other Award becomes vested;
•	remove the 300,000 shares maximum annual limit on stock options and stock appreciation rights Awards granted to any one individual; and
•	remove the requirement for stockholder approval of material changes to the method of determining fair market value under the plan.

Information about the 2022 Annual Meeting of Stockholders, scheduled for May 11, 2022, and the election of directors and other proposals submitted for a vote of stockholders is set forth in the Proxy Statement, which is supplemented to include the additional information referenced above. The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing in the Investors section of the Company’s website at https://investors.wattswater.com. The Company will furnish a copy of the Supplement to any stockholder by mail upon written or telephone request at the following address or telephone number: Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Corporate Secretary, (978) 688-1811, or you can request a copy of any such document by visiting https://materials.proxyvote.com/942749.

Stockholders who have already submitted proxies for the Annual Meeting may revoke them, or if they wish to change their vote, they may do so at any time before their proxy is exercised by (i) delivering to the Company a signed proxy card with a date later than that of their previously delivered proxy, (ii) voting in person at the Annual Meeting, (iii) granting a subsequent proxy through the Internet or by telephone, or (iv) sending a written revocation to the Company’s principal executive offices, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Corporate Secretary.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ELECTION OF EACH NOMINEE AS DIRECTOR AND APPROVAL OF THE OTHER PROPOSALS SUBMITTED FOR A VOTE OF STOCKHOLDERS.